UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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NETAPP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Tom Georgens, President & CEO Steve Gomo, CFO Tara Dhillon, VP IR Shauna O'Boyle, Sr Mgr IR Proxy Proposal for Additional Equity (Annual Meeting: Aug 31, 2010)

Non-GAAP Revenue Non-GAAP Income from Operations Earnings Per Share (fully diluted) GAAP Non-GAAP Total Employees Free Cash Flow* FY 2006 $ 2.1B $343M $0.69 $0.81 4,976 $421M FY 2007 $ 2.8B $462M $0.77 $1.11 6,635 $699M FY 2008 $ 3.3B $495M $0.86 $1.26 7,645 $821M FY 2009 $ 3.5B $409M $0.19 $1.09 7,976 $600M FY 2010 $ 3.9B $631M $1.13 $1.51 8,333 $839M 2 Selected Financial Information *Defined as cash from operations less capital expenditures

3 Growth Potential Drives Equity Request Strong track record of growth (5yr revenue CAGR: 20%) Strong position relative to competition (taking share) Large market opportunity to generate future growth Growth gated by sales coverage and R&D investment Additional equity fuels hiring to drive future growth *Source: IDC, as of June 30, 2010 Employees Market Share Position* EMC 43,200 29% #1 NetApp 8,333 14% #2

4 To elect nine directors of the Company To approve an amendment to the 1999 Stock Option Plan to increase the share reserve by an additional 7,000,000 shares of common stock To approve an amendment to the Company's Employee Stock Purchase Plan to increase the share reserve by an additional 5,000,000 shares of common stock, to clarify the discretion of the Purchase Plan administrator to determine eligibility requirements, and to remove its fixed-term expiration date To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending April 29, 2011 Proxy Proposals

5 Summary: Stock Option Plan Proposal #2 Requesting 2.0% of basic TSO ~25% of all shares granted intended for new hires in FY11 Additional hiring helps fuel future growth Requesting your vote FOR stock plan proposal #2 Fueling Continued Growth

NetApp Judicious with Grants

- Total shares granted has declined for past three years, despite larger employee population
- Average grant size has declined every year
  - FY10 avg new hire grant: ~1,200 options & ~500 RSUs
- 12% of total shares granted to new hires in FY10
- On average <10% of total refresh shares were granted to executive officers over past 5 years

© 2008 NetApp. All rights reserved.
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7 Basic TSO Fully Diluted TSO (Treasury Method) Total Share Grants (Options and RSU's) Net Share Grants Net % of Basic TSO FY2006 371M 388M 16.3M 12.1M 3.3%* FY2007 371M 389M 14.6M 11.5M 3.1%* FY2008 352M 361M 15.6M 10.7M 3.0%* FY2009 330M 335M 10.9M 5.9M 1.8% FY2010 340M 353M 10.2M** 4.5M** 1.3%** Stock & Equity Grant Summary * includes impact of acquisitions of 1.0% in FY06, and 0.3% in FY07 and FY08 ** excludes impact of shareholder-approved options exchange in FY10 NetApp manages equity grants to ~2% of TSO on a net dilution basis

8 Gross Share Grants Shares Cancelled Net Share Grants As a % of Gross Grants: % New Hire Grants (includes acquisition shares) % Refresh Grants % Other Grants (promotions/retention) Breakdown of Refresh Grants (Above) % to 16-B (Executives) % to Employee Base FY2006 16.3M* 4.2M 12.1M* 55% 40% 5% 8% 32% FY2007 14.6M** 3.1M 11.5M** 50% 41% 9% 8% 33% FY2008 15.6M** 4.9M 10.7M** 33% 55% 12% 5% 50% FY2009 10.9M 5.0M 5.9M 23% 70% 7% 9% 61% FY2010 10.2M 5.7M 4.5M 12% 76% 12% 14% 62% Stock Option Grant History * Includes 2.0M shares assumed via acquisition ** Includes 1.0M shares assumed via acquisition in both 07 and 08

Impact of Options Exchange on Overhang

- 2009 shareholder-approved exchange program impact:
  - 24.5 million options surrendered
  - 3.23 million RSUs issued and subject to new vesting

	FY2006	FY2007	FY2008	FY2009	FY2010
Overhang	21%	20%	21%	18%	**14%**

Overhang Formula: $\frac{A + B + C}{A + B + C + D}$

A	B	C	D
Shares Requested in Proxy	Shares Available for Grant	Granted but Unexercised Shares	Basic TSO

© 2008 NetApp. All rights reserved.
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10 Equity Availability Impacts Growth Ensures stock incentives available for future growth Enables our ability to plan for additional growth in FY11 and beyond Restricting equity incentives can limit growth and reduce the value of the firm Your vote FOR proxy proposal #2:

11 Thank you for your consideration.

12 Options Outstanding as of April 30, 2010 Range of Exercise Prices Number Outstanding at April 25, 2008 Weighted Average Exercise Price Number Exercisable Weighted Average Exercise Price Weighted Average Remaining Contractual Life (in yrs) Options Outstanding Options Exercisable Source: NetApp 10K as of Apr 30, 2010 $0.55 $12.43 2.5 2.91 $10.09 2.2 $9.90 12.52 13.56 3.7 5.6 13.56 1 13.56 13.63 19.17 3.6 2.95 16.58 3.4 16.61 19.22 20.69 5.3 3.92 20.36 3.2 20.16 20.7 22.56 4.9 4.38 21.81 3 21.67 22.62 24.72 4.1 5.08 23.81 2.2 23.48 24.98 30.74 4 4.89 28.41 3.2 28.28 30.88 33.54 5.2 5.49 32.94 2.4 32.36 33.77 121.69 1.9 3.97 40.92 1.6 41.7 122.19 122.19 - 0.42 122.19 - 122.19 $0.55 $122.19 35.2 4.47 $23.02 22.2 $22.92

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